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                                                                       Exhibit 2
                                                                       ---------


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of beneficial interest, value $.0001 per share, of Star Scientific, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of 5th day of June, 2002.


                                 REGENT COURT TECHNOLOGIES, LLC


                                 By: /s/ Jonnie R. Williams
                                    ------------------------------------------
                                     Name: Jonnie R. Williams


                                 By: /s/ Francis E. O'Donnell, Jr.
                                    ------------------------------------------
                                     Name: Francis E. O'Donnell, Jr., M.D.



                                 /s/ Jonnie R. Williams
                                 ---------------------------------------------
                                 Jonnie R. Williams


                                 /s/ Francis E. O'Donnell, Jr.
                                 ---------------------------------------------
                                 Francis E. O'Donnell, Jr., M.D., as trustee